EXHIBIT 99.1

The Joint Corp. Reports First Quarter Financial Results

- Increases Annual System-Wide Gross Sales 32%, Compared to First Quarter 2017 -
- Grows Revenue 29%, Compared to First Quarter 2017 -
-  Improves Net Loss by $1.4 Million, Compared to First Quarter 2017 -
- Posts Third Consecutive Quarter of Positive Adjusted EBITDA -

SCOTTSDALE, Ariz., May 10, 2018 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, reported financial results for the three months ended March 31, 2018.

First Quarter Highlights: 2018 Compared to 2017

  Increased gross system-wide sales 32%, to $37.0 million.
  Grew system-wide comp sales1 26%.
  Increased revenue 29% to $7.1 million.
  Improved net loss $1.4 million to $(387,000).
  Posted positive Adjusted EBITDA of $156,000, an improvement of $753,000 from the first quarter of 2017.
  Achieved positive Adjusted EBITDA for the third consecutive quarter.
  Opened 7 new franchised clinics and no clinics closed, increasing total clinics to 406 as of
  March 31, 2018.
  Reinitiated the corporate owned or managed clinic growth program with the acquisition of one previously-franchised clinic in April 2018.

Peter D. Holt, president and chief executive officer of The Joint Corp, said, “Our disciplined business strategy, improved operations and enhanced marketing together drove another quarter of strong growth. Additionally, the time for reaching the break-even point for new clinics continues to decrease.

“We are proud to contribute to our patients’ well-being and will continue our pursuit to deliver quality, convenient and affordable chiropractic care. Many industry studies indicate the number of people experiencing pain and actively looking for drug-free management is increasing. We are perfectly positioned to meet this increasing demand. By broadening our footprint through accelerating our franchise sales, expanding our regional developer program and adding corporate owned or managed clinics in a strategic and measured fashion, we expect to continue to deliver shareholder value.”

First Quarter Financial Results: 2018 Compared to 2017

Revenue grew 29% to $7.1 million, compared to $5.5 million in the first quarter of 2017, due primarily to increased sales at company owned or managed clinics and a greater number of franchised clinics.

Cost of revenue was $1.0 million, up 40% compared to the first quarter of 2017, due to higher regional developer royalties from increased gross sales in regional developer territories.

Gross profit was $6.1 million dollars, increasing 27% from $4.8 million in the first quarter of 2017.

Selling and marketing expenses were $1.1 million, up from $1.0 million in the first quarter of 2017, reflecting higher marketing expenses related to our company owned or managed clinics. General and administrative expenses were $5.1 million, up 11% compared to the first quarter of 2017 due to increased payroll, which was partially offset by lower depreciation and amortization expenses.

Net loss was $(387,000), or $(0.03) per share. First quarter of 2017 net loss, including a charge of $418,000 related to the disposition/impairment of non-operating leases, was $(1.8) million, or $(0.14) per share.

Adjusted EBITDA income was $156,000, an improvement of $753,000, compared to Adjusted EBITDA loss of $(597,000) in the same quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity

Cash and cash equivalents were $4.0 million at March 31, 2018, compared to $4.2 million at December 31, 2017.  Pursuant to the terms of the Company’s credit agreement, during the first quarter of 2017, the Company borrowed a required $1.0 million on its line of credit, which remains unused as part of cash and cash equivalents on the balance sheet as of March 31, 2018.

2018 Financial Guidance

Management reiterates its full year 2018 financial guidance and franchise opening expectations as set forth below:

  Revenue is expected to be between $31 million and $32 million, up from $25.0 million in 2017.
  Adjusted EBITDA is expected to range between $2.5 million and $3.5 million, improving from an Adjusted EBITDA loss of $(214,000) in 2017.
  Total new clinic openings are expected to be in the range of 40 to 52 including 40 to 50 new franchised clinics, up to two corporate-owned or managed greenfield clinics and up to three purchases of previously-franchised clinics, which when acquired from franchisees do not change the total clinic count.

Conference Call

The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, May 10, 2018, to discuss the first quarter 2018 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931, and referencing conference code 1394097. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.thejoint.com. An audio replay will be available two hours after the conclusion of the call through May 17, 2018. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 1394097.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliation of net loss to EBITDA and Adjusted EBITDA is presented in the table below. The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the United States Securities and Exchange Commission (“SEC”).

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Reports on Form 10-K as filed with the SEC for the year ended December 31, 2017.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 400 clinics nationwide and nearly 5 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee and Washington, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Molly Hottle, The Joint Corp., molly.hottle@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2018	2017
ASSETS	(unaudited)	(as adjusted)
Current assets:
Cash and cash equivalents	$4,033,730	$4,216,221
Restricted cash	134,189	103,819
Accounts receivable, net	1,047,540	1,138,380
Income taxes receivable	-	-
Notes receivable - current portion	176,262	171,928
Deferred franchise costs - current portion	522,123	498,433
Prepaid expenses and other current assets	733,502	542,342
Total current assets	6,647,346	6,671,123
Property and equipment, net	3,719,459	3,800,466
Notes receivable, net of current portion and reserve	306,132	351,857
Deferred franchise costs, net of current portion	2,422,698	2,312,837
Intangible assets, net	1,636,978	1,760,042
Goodwill	2,916,426	2,916,426
Deposits and other assets	594,213	611,808
Total assets	$18,243,252	$18,424,559

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$935,658	$1,068,668
Accrued expenses	197,812	86,959
Co-op funds liability	134,189	89,681
Payroll liabilities	846,919	867,430
Notes payable - current portion	100,000	100,000
Deferred rent - current portion	173,010	152,198
Deferred franchise revenue - current portion	1,986,524	1,994,182
Deferred revenue from company clinics	905,625	867,804
Other current liabilities	388,354	72,534
Total current liabilities	5,668,091	5,299,456
Notes payable, net of current portion	1,000,000	1,000,000
Deferred rent, net of current portion	750,010	802,492
Deferred franchise revenue, net of current portion	9,602,898	9,560,242
Deferred tax liability	57,191	136,434
Other liabilities	106,562	411,497
Total liabilities	17,184,752	17,210,121
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of March 31, 2018,
and December 31, 2017	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,607,838 shares issued and 13,593,754 shares outstanding as of March 31, 2018 and 13,600,338 shares issued and 13,586,254
outstanding as of December 31, 2017	13,607	13,600
Additional paid-in capital	37,460,828	37,229,869
Treasury stock 14,084 shares as of March 31, 2018 and
December 31, 2017, at cost	(86,045)	(86,045)
Accumulated deficit	(36,329,890)	(35,942,986)
Total stockholders' equity	1,058,500	1,214,438
Total liabilities and stockholders' equity	$18,243,252	$18,424,559

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenues:		(as adjusted)
Revenues and management fees from company clinics	$3,256,624	$2,496,334
Royalty fees	2,273,988	1,706,073
Franchise fees	348,337	295,540
Advertising fund revenue	659,030	598,436
Software fees	307,475	267,013
Regional developer fees	135,011	64,146
Other revenues	117,450	79,605
Total revenues	7,097,915	5,507,147
Cost of revenues:
Franchise cost of revenues	872,768	634,855
IT cost of revenues	99,564	58,861
Total cost of revenues	972,332	693,716
Selling and marketing expenses	1,102,304	958,706
Depreciation and amortization	387,417	577,987
General and administrative expenses	5,074,927	4,564,078
Total selling, general and administrative expenses	6,564,648	6,100,771
Loss on disposition or impairment	-	417,971
Loss from operations	(439,065)	(1,705,311)

Other (expense) income, net	(11,194)	(19,465)
Loss before income tax expense	(450,259)	(1,724,776)

Income tax benefit (expense)	63,355	(40,609)

Net loss and comprehensive loss	$(386,904)	$(1,765,385)

Loss per share:
Basic and diluted loss per share	$(0.03)	$(0.14)

Basic and diluted weighted average shares	13,587,837	13,042,595

Non-GAAP Financial Data:
Net loss	$(386,904)	$(1,765,385)
Net Interest	11,194	23,820
Depreciation and amortization expense	387,417	577,987
Tax (benefit) expense	(63,355)	40,609
EBITDA	$(51,648)	$(1,122,969)
Stock compensation expense	207,641	95,065
Acquisition related expenses	-	12,650
Loss on disposition or impairment	-	417,971
Bargain purchase gain	-	-
Adjusted EBITDA	$155,993	$(597,283)

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
		(as adjusted)
Net loss	$(386,904)	$(1,765,385)
Adjustments to reconcile net loss to net cash	516,203	1,127,243
Changes in operating assets and liabilities	(162,402)	(640,418)
Net cash used in operating activities	(33,103)	(1,278,560)
Net cash used in investing activities	(142,343)	(29,317)
Net cash provided by financing activities	23,325	952,777
Net decrease in cash, cash equivalents and restricted cash	$(152,121)	$(355,100)

_____________________________

1 Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.